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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Southern Union Company ("Southern Union") of our report dated August 12, 1999, except for Note XVI as to which the date is September 3, 1999, relating to the consolidated financial statements, which appears in Southern Union's 1999 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP
                                          _____________________________________
                                            PricewaterhouseCoopers LLP

Austin, Texas
September 9, 1999